UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

NORTHWEST NATURAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)
Commission file number 1-38681

Oregon	82-4710680
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
250 S.W. Taylor Street, Portland, Oregon 97204
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Northwest Natural Holding Company	Common Stock	NWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2024, Northwest Natural Holding Company (NW Holdings) issued and sold (i) $90,000,000 in aggregate principal amount of its 5.52% Senior Notes, Series C, due December 19, 2029 (the 5.52% Notes), and (ii) $45,000,000 in aggregate principal amount of its 5.86% Senior Notes, Series D, due December 19, 2034 (the 5.86% Notes, together with the 5.52% Notes, the Notes), to certain institutional investors pursuant to a Note Purchase Agreement dated December 19, 2024 (the Note Purchase Agreement), in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The 5.52% Notes and the 5.86% Notes bear interest at the rate of 5.52% and 5.86%, respectively, per annum, payable semi-annually on June 19 and December 19 of each year, commencing June 19, 2025, and will mature on December 19, 2029, and December 19, 2034, respectively. The 5.52% Notes and the 5.86% Notes will be subject to prepayment at the option of NW Holdings, in whole or in part, (i) at any time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued and unpaid interest thereon to the date of prepayment, and (ii) at any time on or after November 19, 2029 and September 19, 2034, respectively, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment, but without the payment of a “make-whole” premium, in each case, so long as there is no Default or Event of Default under the Note Purchase Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated: December 19, 2024	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer &
Corporate Secretary